Exhibit 99.1

                             EVEREST RE GROUP, LTD.
                  c/o ABG Financial & Management Services, Inc.
                                  Parker House
                        Wildey Business Park, Wildey Road
                              St. Michael, Barbados
                            Telephone: (246) 228-7398



March 17, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

           Re:       Certification pursuant to 18 U.S.C.ss.1350,
                     as enacted by Section 906 of the Sarbanes-Oxley Act of 2002
                     -----------------------------------------------------------

Ladies and Gentlemen:

In connection with the Annual Report on Form 10-K for the year ended December 31, 2002 of Everest Re Group, Ltd., a company organized under the laws of Bermuda (the "Company"), filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned hereby certify, pursuant to 18 U.S.C. ss. 1350, as enacted by section 906 of the Sarbanes-Oxley Act of 2002, that:

     1. The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


                                            /s/ JOSEPH V. TARANTO
                                            ------------------------------------
                                            Joseph V. Taranto
                                            Chairman and Chief Executive Officer


                                            /s/ STEPHEN L. LIMAURO
                                            ------------------------------------
                                            Stephen L. Limauro
                                            Executive Vice President and
                                            Chief Financial Officer